As filed with the Securities and Exchange Commission on May 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Snap Inc.
(Exact name of Registrant as specified in its charter)

Delaware	45-5452795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3000 31st Street
Santa Monica, California 90405
(310) 399-3339
(Address of principal executive offices) (Zip code)

Snap Inc. 2017 Equity Incentive Plan
(Full title of the plan)

Evan Spiegel
Chief Executive Officer
Snap Inc.
3000 31st Street
Santa Monica, California 90405
(310) 399-3339
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Zachary Briers
Erick Wang
Snap Inc.
3000 31st Street
Santa Monica, California 90405
(310) 399-3339

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
This Registration Statement on Form S-8 is being filed to register an additional 85,577,681 shares of Class A common stock under the 2017 Equity Incentive Plan (the “2017 Plan”) as a result of an evergreen provision in the 2017 Plan providing that the total number of shares of Class A common stock reserved for issuance under the 2017 Plan will be automatically increased as of the first day of each fiscal year, starting on January 1, 2018.
These additional shares of Class A common stock are securities of the same class as other securities for which a Registration Statement on Form S-8 (File No. 333-216495) (“Prior Registration Statement”) was filed with the Securities and Exchange Commission on March 7, 2017. In accordance with Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement on Form S-8.
ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Snap Inc.	S-1	333-215866	3.2	February 2, 2017

4.2	Amendment No. 1 to the Amended and Restated Certificate of Incorporation of Snap Inc.	8-K	001-38017	3.1	July 21, 2022

4.3	Certificate of Correction to the Amendment No. 1 to the Amended and Restated Certificate of Incorporation of Snap Inc.	8-K/A	001-38017	3.1	August 8, 2022

4.4	Amendment No. 2 to the Amended and Restated Certificate of Incorporation of Snap Inc.	8-K	001-38017	3.1	August 26, 2022

4.5	Amendment No. 3 to the Amended and Restated Certificate of Incorporation of Snap Inc.	8-K	001-38017	3.1	May 17, 2024

4.6	Amended and Restated Bylaws of Snap Inc.	10-K	001-38017	3.2	February 4, 2021

4.7	Form of Class A Common Stock Certificate.	S-1	333-215866	4.1	February 2, 2017

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Snap Inc. 2017 Equity Incentive Plan.	S-8	333-216495	99.7	March 7, 2017

99.2	Forms of global grant notice, stock option agreement and notice of exercise under the Snap Inc. 2017 Equity Incentive Plan.	10-K	001-38017	10.8	February 4, 2022

99.3	Forms of restricted stock unit grant notice and award agreement under the Snap Inc. 2017 Equity Incentive Plan.	10-Q	001-38017	10.1	May 6, 2026

99.4	Forms of restricted stock award grant notice and award agreement under the Snap Inc. 2017 Equity Incentive Plan.	10-Q	001-38017	10.4	October 26, 2018

107*	Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 8, 2026.

SNAP INC.

By:	/s/ Evan Spiegel
Evan Spiegel
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan Spiegel, Zach Briers, and Erick Wang, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her, and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan Spiegel	Chief Executive Officer and Director	May 8, 2026
Evan Spiegel	(Principal Executive Officer)

/s/ Robert Murphy	Director and Chief Technology Officer	May 8, 2026
Robert Murphy

/s/ Derek Andersen	Chief Financial Officer	May 8, 2026
Derek Andersen	(Principal Financial Officer)

/s/ Rebecca Morrow	Chief Accounting Officer	May 8, 2026
Rebecca Morrow	(Principal Accounting Officer)

/s/ Kelly Coffey	Director	May 8, 2026
Kelly Coffey

/s/ Joanna Coles	Director	May 8, 2026
Joanna Coles

/s/ Elizabeth Jenkins	Director	May 8, 2026
Elizabeth Jenkins

/s/ Jim Lanzone	Director	May 8, 2026
Jim Lanzone
/s/ Michael Lynton	Director	May 8, 2026
Michael Lynton
/s/ Matthew McRae	Director	May 8, 2026
Matthew McRae
/s/ Scott D. Miller	Director	May 8, 2026
Scott D. Miller

/s/ Patrick Spence	Director	May 8, 2026
Patrick Spence

/s/ Poppy Thorpe	Director	May 8, 2026
Poppy Thorpe

/s/ Fidel Vargas	Director	May 8, 2026
Fidel Vargas